FOR IMMEDIATE RELEASE                                Press Release

Cree Closes on the Sale of Cree Lighting to IDEAL INDUSTRIES, Inc.

DURHAM, N.C., May 13, 2019 - Cree, Inc. (Nasdaq: CREE) announced today that it has completed the sale of its Lighting Products business unit (“Cree Lighting”) to IDEAL INDUSTRIES, Inc. The transaction includes the LED lighting fixtures, lamps and corporate lighting solutions business for commercial, industrial and consumer applications. The transaction, which was previously announced on March 15, has closed and is effective today.

“This represents a pivotal chapter for Cree as we sharpen our focus to become a semiconductor powerhouse in silicon carbide and GaN technologies,” said Gregg Lowe, CEO of Cree. “Cree’s technologies are helping to power major transitions in our economy, whether it’s the automotive industry’s transition to electric vehicles or the telecommunications sector’s move to faster 5G networks. Our leadership in silicon carbide and GaN positions us well to help customers improve performance and realize greater efficiencies.”

The company will use the proceeds from the sale to accelerate the growth of Wolfspeed, its Power and RF business, and expand its semiconductor operations. The company recently announced plans to invest up to $1 billion in the expansion of its silicon carbide capacity to meet the growing demand for silicon carbide and GaN-on-silicon-carbide technologies. The expansion includes the development of a state-of-the-art, automated 200mm silicon carbide fabrication facility and a materials mega factory at its U.S. campus headquarters in Durham, N.C., allowing wide bandgap semiconductors that enable the dramatic technology shifts underway within the automotive, communications infrastructure and industrial markets.

About Cree, Inc.
Cree is an innovator of Wolfspeed® power and radio frequency (RF) semiconductors and lighting class LEDs. Cree’s Wolfspeed product families include silicon carbide materials, power-switching devices and RF devices targeted for applications such as electric vehicles, fast charging, inverters, power supplies, telecom and military and aerospace. Cree’s LED product families include blue and green LED chips, high-brightness LEDs and lighting-class power LEDs targeted for indoor and outdoor lighting, video displays, transportation and specialty lighting applications.

For additional product and Company information, please refer to www.cree.com.

Forward Looking Statements:
This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Cree’s actual results to differ materially from those indicated in the forward-looking statements. Actual results, including with respect to our plans to grow the Wolfspeed business and our capacity expansion, could differ materially due to a number of factors, including the risk that transitions in the automotive and telecommunications industries do not advance as we expect; risks associated with the ramp-up of production of our new products; our ability to complete development and commercialization of products under development for the automotive, communications infrastructure and industrial markets; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; the risk we may encounter delays or other difficulties in completing development of our new facility and ramping up production on time, at the projected costs or at all; risks associated with the transition of production from 150mm to 200mm wafers; the risk that we may not be able to manufacture products at these facilities with sufficiently low cost to offer them at competitive prices or with acceptable margins; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 24, 2018, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Media Contact:
Claire Simmons
Cree, Inc.
Corporate Marketing
919-407-7844
media@cree.com